Exhibit 10.5

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”) is made as of the 14th day of April, 2005, by and between, ORGANIC HOLDING COMPANY, INC., a Delaware corporation (the “Buyer”), and BRIAZZ INC., a Washington corporation (the “Seller”) (collectively, the “Parties”).

RECITALS:

A.                                   Seller is engaged in the business of, among other things, selling prepared foods on a wholesale and retail basis, including a catering business. Seller filed its voluntary Chapter 11 bankruptcy petition on June 7, 2004, in the United States Bankruptcy Court for the Western District of Washington, under Case No. 04-17701-PHB, and is a debtor-in-possession in that case.

B.                                     The Parties desire that Seller sell to Buyer, and that Buyer purchase from Seller, the Assets on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good, fair and valuable consideration, the receipt, reasonable equivalency and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

The following terms shall have the following meanings when used in this Agreement:

1.1                                 “Assets” means all of Seller’s right, title, and interest in and to the following assets of Seller:

(a)           All inventory, furniture, fixtures, equipment, Leases and Executory Contracts, leasehold improvements, lease deposits, owned vehicles and telephone numbers used in connection with (i) all Seller’s locations in the State of Washington and (ii) all Seller’s locations in Los Angeles County and Orange County, California, other than the lease, lease deposit, and leasehold improvements for Seller’s corporate headquarters at 3901 – Seventh Avenue South, Seattle, Washington 98108;

(b)           All Assets, both tangible and intangible, constituting Seller’s catering business including but not limited to Seller’s catering contracts with the University of Washington, Starbucks, and Verizon;

(c)           The trade mark and trade name “Briazz” and all associated good will and trademarks, service marks, trade dress, and logos (provided that Buyer grant Seller a transferable, perpetual license to use the trade name “Briazz” in the

1

San Francisco Bay Area subject to standard terms and conditions, pursuant to the license agreement attached as Exhibit A):

(d)           The URL www.Briazz.com and all licenses, permits and contracts related thereto; and

(e)           All restaurant and food storage or preparation equipment presently in storage.

1.2           “Bankruptcy Code” means Title 11 of the United States Code, as amended, 11 U.S.C. §§ 101, et seq.

1.3           “Bankruptcy Court” means the United States Bankruptcy Court for the Western District of Washington, or such other court exercising competent jurisdiction over the bankruptcy case involving Seller.

1.4           “Buyer” is defined in the Preamble.

1.5           “Closing” means the delivery of the documents necessary to transfer the Assets to the Buyer as provided in this Agreement.

1.6           “Closing Date” is defined in Section 2.4.

1.7           “Competing Bid” means a bid for some or all of the Assets.

1.8           “Leases and Executory Contracts” means those leases and executory contracts that are a part of the Assets and are described in the attached Schedule 1.8.

1.9           “Note” means the secured non-negotiable convertible promissory note described in Section 2.2(b).

1.10         Series A Preferred Stock means the Series A Preferred Stock of the Buyer.

1.11         “Purchase Price” is defined in Section 2.2.

1.12         “Right to Overbid” means the right of the Buyer to overbid on any sale of Seller’s assets used in the San Francisco Bay Area, other than a transfer of all equipment at one or more locations together with the assignment and assumption of the real property leases for such location or locations. Seller shall provide adequate notice to Buyer so that Buyer has a meaningful opportunity to overbid on the sales to which this subsection 1.12 applies.

1.13         “Sale Order” means the order of the Bankruptcy Court which is not subject to stay pending appeal that is in substantially and materially the form attached hereto as Exhibit B, authorizing the transactions described in this Agreement, requiring the assumption and assignment of the Leases and Executory Contracts, finding that Buyer is a good faith purchaser under section 365(m) of the Bankruptcy Code, and waiving any automatic stay period under applicable rules, including Bankruptcy Rule 6004(g).

2

1.14         “San Francisco Bay Area” means the geographical location of the five (5) Briazz stores currently operating in the San Francisco/Oakland, California area.

1.15         “Seller” is defined in the Preamble.

ARTICLE II

PURCHASE AND SALE

2.1           Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, and pursuant to sections 363 and 365 of the Bankruptcy Code, at Closing Seller shall grant, sell, convey, transfer, assign and deliver to Buyer, free and clear of all liens, claims, interests and encumbrances, and Buyer shall purchase all right, title and interest in and to the Assets. In addition, Seller shall grant to Buyer the Right to Overbid set forth in Section 1.12.

2.2           Purchase Price. For the Assets and the Right to Overbid, Buyer agrees to pay to Seller at the Closing a purchase price of One Million Three Hundred Fifty Thousand dollars ($1,350,000) payable as follows:

(a)           $750,000 in cash at Closing; and

(b)           a secured non-negotiable convertible promissory note in the principal amount of $600,000 in the form of Exhibit C, bearing interest at the rate of seven and three-quarters percent (7.75%) per annum, with a five-year term, payable in 20 equal quarterly payments, convertible at the holder’s election during the first 12 months into Series A Preferred Stock. Repayment of the obligations under Exhibit C, and any new notes issued pursuant to this Agreement shall be secured pursuant to the terms of a Security Agreement in the form of Exhibit D. The number of shares of the Buyer’s Series A Preferred Stock that shall be issued to the holder (or holders) in the event of conversion equals the amount of the note which is converted divided by 1.2987. This formula is based on a $10 million valuation of the Buyer. When the amounts of the claims of all of the secured noteholders of Briazz are fixed by a final Bankruptcy Court Order which is no longer subject to appeal or revision, the note in the form of Exhibit C shall be cancelled and returned to Buyer, whereupon Buyer will issue new notes, as provided for in Exhibit C, provided that the recipient of each note shall provide any written representations and warranties which are required to assure that the Notes and any shares of Seller’s capital stock issued upon conversion of the Notes are issued in compliance with applicable federal and state securities laws. Such written representation and warranties shall be in the form of the Secured Noteholder Representation and Acknowledgment Letter (“Acknowledgement Letter”) in the form of Exhibit E. If one or more of the proposed recipients of a new note does not provide the Buyer with a signed Acknowledgment Letter, Buyer will issue a new note to Seller or a successor or assignee of Seller such as a bank or trust company in a principal amount equal to the total principal amounts of the notes which would otherwise be issued to the secured noteholders who have not signed an Acknowledgment Letter, and with the same terms, other than

3

as to amount, as the notes being issued to the secured noteholders who have signed the Acknowledgment Letter. The Seller or its successor or assignee shall in turn forward the payments in the amounts which the recipient or recipients of such payments would have received had they signed the Acknowledgment Letter.

(c)           The Buyer shall allocate the purchase price among the Assets. Such allocation shall be without prejudice to third parties.

2.3           Minimum Overbid. The Parties hereby agree that any sales procedures relating to the disposition of the Assets will include, among other things, a requirement that any subsequent bids shall be in increments of no less than $50,000. Buyer and Seller shall further agree on reasonable overbid procedures, including but not limited to bid procedures to insure that any overbidders are qualified to bid. Flying Food Group shall be deemed a qualified bidder.

2.4           The Closing. The Closing shall take place on a date (the “Closing Date”) no later than two business days after the later of the following:

(a)           the date on which the Sale Order becomes final and not subject to stay pending appeal; or

(b)           April 14, 2005.

2.5           Access to Corporate Offices. During the two (2) week period immediately after the Closing, Seller shall provide Buyer with access to Seller’s corporate offices during regular business hours free of charge so that Buyer can remove the Assets which are located at Seller’s corporate offices, provided that if the two week period expires after April 30, Buyer shall provide reasonable access to such Assets either at the corporate offices or at an appropriate storage facility.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

3.1           Warranty of Title. Seller warrants that it is the owner of the Assets and that, upon entry of the Sale Order, the Leases and Executory Contracts will be freely assignable by Seller to Buyer and that the Assets will be sold to Buyer free and clear of all liens, claims, interests and encumbrances of any nature whatsoever, except for the obligations of Seller under the Leases and Executory Contracts that accrue after the Closing Date.

3.2           Warranties of Condition. Except as otherwise explicitly set forth in this Agreement, the sale of the Assets to the Buyer is “AS-IS, WHERE-IS” and the Seller makes no warranties, express or implied, in connection with the Assets or its sale of the same to the Buyer. Without limiting the generality of the foregoing, the Seller hereby DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE with respect to the Assets or its sale of the same to the Buyer; PROVIDED that Seller warrants that the Assets shall be conveyed to Buyer at Closing in substantially the same condition as they were in on the date hereof.

4

3.3           Warranty of Continued Operation. Seller warrants that it shall continue to operate its business which uses the Assets until the Closing Date.

ARTICLE IV

NO ASSUMPTION OF LIABILITIES BY BUYER

Except as may otherwise be explicitly provided in this Agreement, Buyer shall not assume any debts, liabilities, or obligations of the Seller of any nature, whether present or future, fixed or contingent, disclosed or undisclosed, including, but not limited to, any and all liabilities for any claims, debts, defaults, warranties, or duties of the Seller of any kind, provided that Buyer shall be liable for all liabilities accruing after the closing under assumed and assigned executory contracts and real property leases.

ARTICLE V

TERMINATION

The Seller and the Buyer shall each be entitled to terminate this Agreement and shall have no further liability hereunder of any kind whatsoever on such date as the Bankruptcy Court enters an order approving a Competing Bid or if the sale is not consummated by the Closing Date.

ARTICLE VI

CONDITIONS OF CLOSING FOR THE BENEFIT OF BUYER

The obligation of Buyer to consummate the transactions contemplated hereunder is subject to the satisfaction as of the Closing Date of each of the following conditions (all of which shall be conclusively deemed to be satisfied or waived when Buyer transfers the Purchase Price to the Seller):

6.1           Seller’s Obligations Performed. Seller shall have performed its obligations under this Agreement.

6.2           Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Sale Order and the Sale Order shall be in full force and effect and not subject to stay pending appeal.

6.3           Trade Name. Seller shall have taken all actions necessary to ensure that Buyer will acquire all rights in all trademarks and trade names that are part of the Assets.

6.4           Cure of Defaults. Seller shall have cured any and all defaults, monetary or otherwise, under the Leases and Executory Contracts as of the Closing Date, and all of Seller’s stores which are included in the Assets shall continue to be open for business.

6.5           Employees. Seller shall have advised all of its employees that the company is being sold. Seller shall have advised each employee of his or her last day of

5

employment and shall have paid all wages, benefits and employment related state and federal taxes through each employee’s last day of employment. Seller agrees that it shall have complied with state and federal regulations regarding termination including, if applicable, the provisions of the WARN Act.

6.6           Extension of Time to Assume or Reject Leases or Executory Contracts. The Bankruptcy Court shall have entered an order extending the deadline to assume or reject nonresidential real property leases so that the Leases and Executory Contracts can be assumed and assigned at Closing without the approval of any other party to such leases and agreements.

6.7           Closing Deliveries. At or prior to Closing, Seller shall deliver, or cause to be delivered, to Buyer the following documents:

(a)           Bill of Sale. A bill of sale in form and substance reasonably satisfactory to Buyer and signed by Seller; and

(b)           Assignment Notice. A written notice of assignment, in form and substance reasonably satisfactory to Buyer and signed by Seller, informing each party to a Lease or Executory Contract that Seller’s intent in such contract has been assigned to Buyer.

6.8           Continued Operations Without Significant Deterioration. Seller shall have continued to operate its business which uses the Assets until the Closing Date without significant deterioration to the manner in which it has operated such business since its bankruptcy case commenced and without significant deterioration to the continuity of service to customers and reputation in the applicable market area.

ARTICLE VII

CONDITIONS OF CLOSING FOR THE BENEFIT OF THE SELLER

The obligation of the Seller to consummate the transactions contemplated hereunder is subject to the satisfaction on the Closing Date of each of the following conditions:

7.1           Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Sale Order and the Sale Order shall be in full force and effect and not subject to stay pending appeal.

7.2           Consideration. That part of the Purchase Price described in Section 2.2(a) shall have been received by Seller via wire transfer or cashiers check, and the Note described in Section 2.2(b) will have been executed and delivered to Seller.

ARTICLE VIII

MISCELLANEOUS

8.1           Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other

6

communication hereunder shall be deemed duly given upon receipt if it is sent by facsimile, or reputable express courier, and addressed or otherwise sent to the intended recipient as set forth below:

(a)                                  If to the Seller:

Briazz Inc.
3901 Seventh Avenue South, Suite 200
Seattle, Washington 98108
Attention: Bill Zang
Fax: (206) 467-1970

with a copy to:

Cynthia A. Kuno
Crocker Kuno Ostrovsky, LLC
720 Olive Way, Suite 1000
Seattle, Washington 98101
Fax: (206) 624-9894

(b)                                 If to the Buyer:

Organic Holding Company
5610 E. Lake Sammamish Parkway SE, Suite A
Issaquah, Washington 98029
Attention: Jason Brown
Fax: (425) 837-9622

with a copy to:

Carr, McClellan, Ingersoll, Thompson & Horn
216 Park Road
Burlingame, California 94010
Attention: Ed Willig
Fax: (650) 373-3388

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address or facsimile number set forth above using any other means (including personal delivery, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address or facsimile number to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

8.2           Controlling Law. This Agreement shall be construed under and governed by the laws of the State of Washington.

7

8.3           Entire Agreement. This Agreement and the agreements and documents referred to herein constitute the entire agreement of the Parties with respect to the transactions contemplated hereby and supersede all other agreements between the Parties, whether written or oral, with respect to such transactions.

8.4           Binding Effect. This Agreement shall inure to the benefit of and bind the Parties hereto and their respective heirs, successors and assigns.

8.5           Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party, provided that this Section 8.5 shall not affect the issuance of new notes as provided for in Section 2.2(b).

8.6           Expenses and Fees. Each party shall pay its respective costs and expenses, including, without limitation, legal and accounting fees in connection with this Agreement and the transactions contemplated hereby.

8.7           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.8           Modifications and Waivers. No supplement, modification or amendment of this Agreement shall be binding unless made in a written instrument which is signed by all of the Parties and which specifically refers to this Agreement. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, shall be construed as a waiver, and no single or partial exercise of a right shall preclude any other or further exercise of that or any other right. This section shall not affect the transactions described in Section 2.2(b).

8.9           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.10         Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

8

IN WITNESS WHEREOF, the Parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

BUYER:

ORGANIC HOLDING COMPANY, INC.

By:	/s/ Jason Brown
	Print Name:	Jason Brown
	Title:	CEO

SELLER:

BRIAZZ, INC.

By:	/s/ Illegible
	Print Name:	Illegible
	Title:	CFO

9

EXHIBIT A

BRIAZZ TRADEMARK LICENSE AGREEMENT

BRIAZZ TRADEMARK LICENSE AGREEMENT

This agreement, effective as of the last date executed by a party below, is entered into by and between Organic Holding Company, Inc. d/b/a Organic to Go, a Delaware corporation, having an address at 5610 E. Lake Sammamish Parkway 5E, Suite A, Issaquah, Washington 98029 (“Organic” or “Licensor”) and Briazz, Inc., a Washington corporation, having an address at 3901 - 7th Avenue South, Suite 200, Seattle, Washington 98108 (“Briazz” or “Licensee”).

I. Recitals

WHEREAS, contemporaneously herewith, Licensor and Briazz have entered into an Asset Purchase Agreement dated April         , 2005 under which Licensor has acquired all assets of Briazz related to its business under the Briazz “Marks” (defined in Section II, below); and

WHEREAS, the Asset Purchase Agreement requires Organic to grant Briazz a transferable perpetual license to use the trade name “Briazz” in the “Territory” (defined in Section II, below);

NOW, THEREFORE, the parties agree with each other as follows:

II. Definitions

1.                                       The “Marks” mean the word mark BRIAZZ as set forth in U.S. Trademark Registration No. 2,0183,79 and BRIAZZ (AND DESIGN) as set forth in U.S. Registration No. 2,0183,90), all confusingly similar marks, and all rights in and to the marks, logos, designs, trade dress, and depictions thereof, together with any and all rights whatsoever existing at the effective date or accruing later during the term of this agreement, of either party in the Marks and all confusingly similar terms at common law, in any U.S. state, federal and local and foreign trademark registrations and applications, design registrations, past and future infringement claims and rights to recover therefrom, fictitious, assumed business, corporate and trade name, and domain name and URL registrations, permits, licenses and contracts relating thereto, worldwide.

2.                                       “The Field” means the field of prepared foods offered for sale on the wholesale and retail bases, as well as catering and delicatessen services.

3.                                       “The Territory” means the sites at which Briazz does business as of the effective date, all located in the California counties of Alameda and San Francisco.

III. Agreements

1.                                       License. Organic hereby grants to Licensee the perpetual, personal, irrevocable (subject to section 9, termination), royalty-free right to use the Marks in the Territory and the Field subject to the restrictions of this license. Nothing herein shall be construed to grant any license or right to any trademark of the parties other than the Marks. Licensee may neither sublicense its rights nor expand beyond the sites at which it does business as of the effective date

1

without prior written approval of Organic. Approval of a sublicense shall not be unreasonably withheld or delayed if the sublicense relates to the sale by Licensee of one or more of its stores located in the Territory which are in operation on the date of this agreement provided that (a) Each proposed sublicensee enters directly into a trademark license with Organic with terms substantially similar to those in this agreement and (b) Organic shall have the right to reject a proposed licensee if it finds the sublicensee’s financial condition unacceptable. Organic reserves the right to require payment of royalties as a condition of approval of a proposed sublicence that results in an expansion of the Territory. Notwithstanding any provision contained herein to the contrary, Organic may license others, including but not limited to firms, individuals, co-partnerships or corporations, to use the Marks in connection with any products and services, and, except as specifically granted herein, Organic reserves all rights pertaining to the Marks.

2.                                      Ownership and Goodwill. Licensee acknowledges that Organic shall as of the effective date and thereafter own all right, title, and interest in and to the Marks and all goodwill related thereto, and shall not at any time do or cause to be done any act contesting or in any way impairing or intending to impair any part of such right, title, or interest or harming, misusing or bringing into disrepute the Marks. Licensee recognizes the great value, prestige, publicity and goodwill associated with the Marks, and in such connection, acknowledges that such goodwill exclusively belongs to Organic and that the Marks have acquired secondary meaning in the mind of the purchasing public as a source of goods and services in the Field.

3.                                      Costs. Except as expressly herein, it is understood that all costs associated with Licensee’s performance hereunder or use of the Marks, whether approved or disapproved at any stage by Organic, shall be borne by Licensee, and Organic has no responsibility for any such costs.

4.                                      Representations and Warranties.

4.1                                 Licensee warrants that, within thirty days of the effective date, it will deliver to Organic all of its files and records relating to the Marks, together with all depictions of the Marks not required for Licensee to operate under the license granted hereby. Organic shall have thirty days thereafter to advise Licensee if it desires that Licensee cease use of any such depictions, in which event Licensee shall have the right to exhaust its current supplies of materials bearing the Marks. Otherwise, Organic shall be deemed to approve all current usages of the Marks by Licensee. Licensee hereby warrants that such files and records will contain all information known to it related to any and all claims of any kind, whether claims for infringement of the Marks or claims that use of the Marks infringes the rights of any third party. Otherwise, this license is given “AS IS,” without warranty of any kind.

4.2                                 Neither party makes any warranty or representation concerning the validity, enforceability or value of any one or more of the Marks.

4.3                                 Neither party makes any representation or warranty that any one or more of the Marks is available for use as a service mark, a trademark or otherwise. EACH PARTY HEREBY DISCLAIMS ANY AND ALL WARRANTIES RELATING TO THE MARKS AND THE LICENSED RIGHTS, INCLUDING BUT NOT LIMITED TO WARRANTIES OF

2

TITLE, AGAINST INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.                                      Protection of the Marks.

5.1                                 Licensee agrees to notify Organic promptly in writing of all claims of infringement that may arise during the term, including claims for infringement of the Marks and claims that use of the Marks infringes the rights of any third party relating to the Marks. Organic shall have the sole right to protect the Marks and may, in its sole discretion, commence or prosecute and seek any trademark registrations, claims or suits it deems advisable, at its own expense, either in its own name or in the name of Licensee, or join Licensee as a party thereto, at its sole option. Licensee also agrees to provide all reasonable assistance and to execute all further documents and provide all further testimony appropriate to confirm Organic’s sole and exclusive ownership of the Marks, worldwide.

5.2                                 Licensee agrees not, directly or indirectly, to challenge or assist another party in challenging the validity, use or registration by Organic of the Marks in any registration or license or fictitious, assumed business or corporate name or URL.

5.3                                 Quality, Markings. Licensee agrees to maintain a level of quality of the goods or services offered in connection with the Marks substantially similar to that as of the effective date, no less than consistent with general industry standards, and according to any and all specifications Organic may provide to Licensee after the effective date. To ensure the quality of the goods and services offered under the Marks, Licensee will provide Organic’s authorized representative access to the location at which it maintains its business records during regular business hours and at other times as may be mutually arranged, to further the parties’ continued compliance with minimum quality control standards. The parties will take all reasonable steps to protect the confidentiality of all proprietary information disclosed under this obligation. Licensee also agrees to cause statutory notices of trademark, copyright and like registrations to be affixed to or imprinted on products and materials on Organic’s request. Licensee also agrees not to affix its own or any other trademark, design or service mark to products or materials bearing the Marks without Organic’s prior written approval.

6.                                      Samples. At Organic’s request, Licensee shall promptly provide Organic, at no charge, reasonable quantities of any Licensee materials and products related to the Marks. No new materials or products will be manufactured or sold by Licensee until Organic has given written approval at each appropriate stage. Licensee agrees that the Marks possess a special, unique and extraordinary character. If at any time Organic deems that the continued development, manufacture or sale of any materials or product will harm, bring into disrepute, or affect the integrity of the Marks, or is not in keeping with the reputation of Organic, Organic shall have the right to withdraw its approval previously given. Licensee acknowledges that all materials produced pursuant to this agreement which incorporate the Marks and all right, title and interest therein, including copyright, shall be owned by Organic. These materials may include but are not limited to designs, sketches, tracings, draft and finished artwork, packaging, advertisements, instructions and descriptive or textual materials. In the event such materials are adjudged not to be derivative works, Licensee hereby transfers and assigns to Organic, for fair

3

consideration, all rights, including copyright, in all materials produced pursuant to this agreement.

7.                                      Compliance. Each party shall be solely responsible for its compliance with all laws and regulations relating to its duties hereunder and the design, manufacture, sale, provision of, or distribution of any and all products and services.

8.                                      Indemnification. The parties hereby agree to indemnify, defend and hold harmless one another and successors-in-interest to their rights under this agreement from all claims and costs that may arise from their unlawful and tortious activities under the Marks, whether occurring before or after the effective date. Licensee further agrees to indemnify, defend, and hold Organic and its agents, assigns and successors in interest harmless from any consumer protection and products liability claims or suits arising or alleging to arise out of Licensee’s activities. As soon as commercially practicable, therefore, Licensee agrees to secure and maintain, at a minimum, commercial general liability insurance, including products liability, in the minimum amount of $2,000,000 per occurrence. Policies evidencing the above coverage shall include Organic as an Additional Insured and shall include or provide for insurance coverage for liability assumed under this agreement. All such insurance policies shall contain a minimum thirty (30) day notice requirement to Organic prior to cancellation. As evidence that Licensee has the required coverage, original certificates of insurance or true copies of the policies shall be presented to Organic upon request.

9.                                      Termination. This agreement shall be perpetual except in the following events of termination:

9.1                                 Any breach of this agreement shall give the non-breaching party the right to terminate this agreement. The aggrieved party shall, however, give the other party written notice of the breach and 30 days from the date of actual receipt of such notice to cure said breach. If such breach is not cured within the 30-day period, this agreement shall automatically terminate.

9.2                                 Upon termination of this agreement for Licensee’s breach, Licensee shall, as soon as commercially practicable, cease use of the Marks and transfer to Organic all assumed business names, URLs, and other registrations and applications which include any one or more of the marks, to the extent not previously transferred to Organic.

9.3                                 This agreement shall automatically terminate in the event that Licensee ceases use of the Marks for a period longer than 365 days. On such a termination, all rights of the Licensee shall revert automatically to Organic.

10.                               Disclaimer of Agency, Partnership and Joint Venture. In the performance of this agreement, the parties and their respective employees and agents will at all times act as independent contractors as to one another, and shall not be considered employees or agents of the other party. Nothing herein shall be construed to grant either party the right to exercise control or direction over the method by which the other party provides goods or services. Further, nothing in this agreement shall be construed to create any legal relationship between Organic and Licensee except as expressly set forth herein.

4

11.                               Entire Agreement. This agreement constitutes the entire agreement and understanding between the parties relating to its subject matter, and supersedes any and all prior agreements and understandings, or course of prior conduct, whether written or oral, relating to such subject matter.

12.                               Severability. Any term or provision of this agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13.                               Assignment. Except to a successor in interest to all of a party’s rights in the Marks, this agreement may be assigned by a party only upon the other party’s prior written approval, not to be withheld unreasonably. Except in the event of an assignment to such a successor in interest, Licensee shall give Organic a minimum of 90 days advance written notice of any bona fide offer to acquire its rights in the Marks by assignment, and Licensee shall assign the Marks to Organic if Organic is willing to meet or exceed the offer received by Licensee in consideration for the assignment.

14.                               Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given upon receipt if it is sent by facsimile, or reputable express courier, and addressed or otherwise sent to the intended recipient as set forth below:

14.1                           If to Briazz:

Briazz Inc.

3901 Seventh Avenue, Suite 200

Seattle, Washington 98108

Attention: Bill Zang

Fax: (206) 467-1970

with a copy to:

Cynthia A. Kuno

Crocker Kuno Ostrovsky, LLC

720 Olive Way, Suite 1000

Seattle, Washington 98101

Fax: (206) 624-9894

14.2                           If to Organic:

Organic Holding Company

5610 E. Lake Sammamish Parkway SE, Suite A

Issaquah, Washington 98029

Attention: Jason Brown

Fax: (425) 837-9622

with a copy to:

5

Carr, McClellan, Ingersoll, Thompson & Horn

215 Park Road

Burlingame, California 94010

Attention: Ed Willig

Fax: (650) 373-3388

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address or facsimile number set forth above using any other means (including personal delivery, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address or facsimile number to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

15.                               Jurisdiction and Venue. The agreement shall be deemed to have been made in Washington, and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the State of Washington, notwithstanding any conflicts of law doctrine to the contrary. In the event of legal action between the parties, both parties hereby consent irrevocably to the exclusive jurisdiction of and venue in the courts of King County, Washington.

16.                               Attorney’s Fees. The substantially prevailing party in any dispute shall be awarded its reasonable attorney’s fees, costs (including costs on appeal, expert’s fees and court costs) and expenses as may be fixed by any court of law.

17.                               Survival. Sections, 2, 8 and 13 through 19 (inclusive) of Article III of this agreement shall survive any termination.

18.                               Counterparts. This agreement may be executed in one or more counterparts, including electronic counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

6

19.                               Modifications and Waivers. No supplement, modification or amendment of this agreement shall be binding unless made in a written instrument which is signed by all of the parties and which specifically refers to this agreement. Compliance with the provisions of this agreement may be waived only by a written instrument specifically referring to this agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, shall be construed as a waiver, and no single or partial exercise of a right shall preclude any other or further exercise of that or any other right.

AGREED:

BRIAZZ, INC.:	ORGANIC HOLDING COMPANY, INC. d/b/a ORGANIC TO GO:

By:
By:
Its:
Its:
Date:
Date:

7

EXHIBIT B

ORDER AUTHORIZING SALE

Honorable The Honorable Philip H. Brandt Chapter 11 Hearing Date: April , 2005 Hearing Time: am/pm Hearing Location: United States Courthouse, Seattle. Courtroom No. 8106 Response Date: April , 2005

UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF WASHINGTON AT SEATTLE

In re BRIAZZ INC., Debtor.

Case No. 04-17701

ORDER AUTHORIZING ASSET PURCHASE AGREEMENT WITH ORGANIC HOLDING COMPANY; THE SALE OF CERTAIN OF DEBTOR’S ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS, INTERESTS, AND ENCUMBRANCES; THE ASSUMPTION AND ASSIGNMENT OF CERTAIN LEASES AND EXECUTORY CONTRACTS; AND THE GRANTING OF CERTAIN OVERBID RIGHTS

This matter having come before this Court on the motion (the “Motion”) for an order pursuant to sections 105(a), 363(b), 365(a) and 365(f) of Title 11 of the United States Code (the “Bankruptcy Code”) and Federal Rules of Bankruptcy Procedure 2002, 6004, and 6006 (a) authorizing the sale of certain of debtor’s assets outside the ordinary course of business described in and in accordance with the terms and conditions of that certain Asset Purchase Agreement, dated April     , 2005, between debtor and Organic Holding Company (“Organic”) (a copy of which is annexed to the Declaration of                      in Support of the Motion as Exhibit      , and is hereinafter referred to as the “Asset Purchase Agreement”) for those certain assets described in Section 1.1 of the Asset Purchase Agreement (the “Assets”), to be conveyed free and clear of all liens, interests and encumbrances, approving the assumption and assignment of Leases and Executory Contracts described in Schedule 1.8 to the Asset Purchase Agreement (the “Leases and Executory Contracts”) and further granting certain overbid rights as described in Section 1.12 of the Asset Purchase Agreement (the “Overbid Rights”) and notice of the Motion having been duly given in accordance with applicable Federal Rules of Bankruptcy Procedure to (i) the Office of the United States Trustee; (ii) all parties who have filed notices of appearance in this chapter 11 case; (iii) all parties who have filed proofs of claim in this chapter 11 case; (iv) all parties listed on debtor’s creditor matrix; (v) the United States Attorney for the Western District of Washington; (vi) all relevant state and local taxing authorities; and (vii) all other entities asserting liens against, or other interest in, any of debtor’s assets; and the Court having entered its order shortening notice of hearing on the Motion, and all responses and objections to the Motion, if any, having been duly noted in the record at the hearing on the Motion; and after due deliberation and sufficient cause appearing therefore, the Court hereby FINDS, DETERMINES AND CONCLUDES THAT:

A.        The Court has jurisdiction to hear and determine the Motion and all related matters pursuant to 28 U.S.C. §§ 1334 and 157. Venue of this proceeding in this district is proper pursuant to 28 U.S.C. § 157(b)(2)(A),(B), (N) and (O).

B.        The findings and conclusions contained herein constitute the findings of fact and conclusions of law required to be entered by this Court with respect to the Motion pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure.

C.        Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Motion.

D.        Notice of the Motion has been given in accordance with Bankruptcy Rules 2002, 6004 and 6006, Such notice constitutes good, appropriate and sufficient notice of the

Motion, appropriate under the circumstances, and no other or further notice of the Motion need be given.

E.         In the event of any inconsistency or conflict between the Asset Purchase Agreement and this Order, this Order shall control.

F.         The provisions of sections 363(b) and 363(f) of the Bankruptcy Code have been complied with and are applicable as to the Assets.

G.        Debtor’s proposed sale of the Assets and all transactions contemplated by the Asset Purchase Agreement are properly authorized under sections 105 and 363 of the Bankruptcy Code.

H.        The assumption and assignment of Leases and Executory Contracts are properly authorized under section 365 of the Bankruptcy Code. All actions required to cure any and all defaults under the Leases and Executory Contracts are described in Exhibit A attached hereto.

I.          To the extent that any of the Leases are a lease of real property in a shopping center, the landlord has been provided adequate issuance of Organic’s ability to perform in accordance with section 365(b)(3) of the Bankruptcy Code.

J.         None of the Leases or Executory Contracts involve aircraft terminals, loans, extensions of credit, financial accommodations, issuance of a security of debtor, personal services, or are otherwise not assignable under section 365(f) of the Bankruptcy Code.

K.        Organic has provided adequate assurance of its ability to perform under the Leases and Executory Contracts.

L.         Certain of debtor’s assets, including the Assets, are rapidly deteriorating in value. Accordingly, the prompt disposition of the Assets is required to obtain significant value from such assets for the benefit of debtor, its estate, its creditors and equity security holders and other parties in interest.

M.       Debtor has made significant and satisfactory efforts to realize the highest or best value for the Assets, Debtor’s agreement with Organic was the result of arms-length negotiations, Debtor’s selection of Organic as the highest or otherwise best offer for the Assets is the result of a fair and open marketing process conducted in good faith by all parties.

N.        Consummation of the Asset Purchase Agreement and related documents (collectively, the “Asset Sale”) will result in maximization of debtor’s estate and is in the best interests of debtor, its estate, its creditors and equity security holders and other parties in interest.

O.        The sale, conveyance, and assignment of the Assets pursuant to the Asset Purchase Agreement, shall be free and clear of all of the following (collectively “Liens”): allliens, encumbrances, and interests, including, without limitation, mortgages, security interests, conditional sale and or title retention agreements, pledges, liens, judgments, demands, easements, restrictions, constructive or resulting trusts, or charges of any kind, including but not limited to, any restriction on the use, transfer, receipt of income or other exercise of any attribute of ownership and all debts arising in any way in connection with any acts of debtor, and claims (as that term is defined in § 101(5) of the Bankruptcy Code), obligations, demands, guarantees, options, rights, contractual commitments, including without limitations claims related to the sale or distribution of products sold by debtor or its predecessors, claims related to adverse effects upon human health or the environment, including, but not limited to those in connection with anyof debtor’s (or its predecessors’) operations or use of any of the Assets arising prior to the Closing Date, all whether imposed by an agreement, understanding, law, equity or otherwise. All such Liens and any and all other interests shall be released, terminated and discharged as to the Purchased Assets and Organic and be satisfied solely from the proceeds of such sale or other assets of the estate. Notwithstanding the foregoing, the term Liens shall not include the obligations under Leases and Executory Contracts due after the Closing Date that are being assumed and assigned hereby and the interests of the parties other than debtor to such Leases and Executory Contracts.

P.         As a condition of the sale of the Assets, Organic requires that the Assets be sold free and clear of all liens, liabilities, claims, interests and encumbrances. Organic would not enter into and consummate the sale, thus adversely affecting debtor’s estate and its chapter 11 efforts, if the sale were not free and clear of all Liens of debtor or if Organic was or would be liable for any of the Liens.

Q.        Organic is a “good-faith purchaser” within the meaning of section 363(m) of the Bankruptcy Code, and is, therefore, entitled to the protections of such provision. The good faith of Organic is evidenced by, among other things, the following facts:

(a)       Debtor and Organic and their respective advisors have engaged in substantial arms length negotiations, in good faith. The Asset Purchase Agreement and related documents are the product of such bargaining among the parties.

(b)       Debtor marketed the Assets to parties other than Organic prior to its acceptance of Organic’s offer.

(c)       Other potential purchasers of the Assets had an opportunity to overbid, with adequate notice,

(d)       The Asset Purchase Agreement provides debtor with the highest or otherwise best offer received for the Assets.

(e)       All payments to be made in connection with the Asset Purchase Agreement has been disclosed.

(f)        Neither Debtor nor Organic have engaged in any conduct that would permit the Asset Purchase Agreement to be avoided under section 363(n) of the Bankruptcy Code.

R.        The Asset Purchase Agreement and all covenants in and conditions thereto, as well as the relief requested in the Motion, contemplate and are to be considered integrated transactions and are subject to and protected by section 363(m) of the Bankruptcy Code.

S.         Debtor has satisfied the standard set forth in section 363(f) for selling the Assets free and clear of all interests, as applicable nonbankruptcy law permits the sale of such property free and clear of such interests.

T.        Organic is not assuming any liabilities of debtor under the Asset Purchase Agreement except for obligations under the Leases and Executory Contracts as set forth in the Asset Purchase Agreement.

U.        The Asset Sale does not amount to a consolidation, merger, de facto merger or similar restructuring of Organic on the one hand or debtor on the other.

V.        The Asset Sale, including the transfer of certain of debtor’s assets to Organic as contemplated thereby, is free from any fraudulent intent, purpose or desire on the part of Organic to escape liability for debtor’s obligations or debts. The consideration given by Organic constitutes reasonably equivalent value for the Assets.

X.        Organic is only buying Assets and is not successor in interest to debtor, nor does Organic’s acquisition of the Assets reflect a substantial continuity of the operations of debtor’s business.

Y.        All objections, if any, to the relief requested in the Motion have been heard and considered by the Court. All such objections have been overruled, withdrawn, or otherwise resolved by and/or between the parties or the Court.

Z.        Organic is a third-party purchaser unrelated to debtor.

AA.    Immediately upon the entry of this Order, this Order will constitute a final and appealable order within the meaning of 28 U.S.C. § 158(a). This Order shall be effective immediately upon entry and the automatic stay provisions pursuant to Federal Rule of Bankruptcy Procedure 6004(g) and 6006(d) are hereby waived. The Court expressly finds that there is no just reason for delay in the implementation of this Order and the closing of the transactions described in the Motion may occur as soon as all the conditions precedent to such closing have been satisfied or waived and in accordance with the terms and conditions of the Asset Purchase Agreement.

BB.      The proposed transactions described in the Asset Purchase Agreement do not constitute a sub rosa chapter 11 plan for debtor as they do not: (a) propose to impair or restructure existing debt of, or equity interest in, debtor; (b) propose to impair or circumvent creditors’ voting rights under any future chapter 11 plan proposed by debtor; (c) propose to circumvent chapter 11 safeguards such as disclosure requirements; or (d) propose to classify claims, cure defaults, compromise controversies or extend debt maturities.

CC.      The Court shall retain jurisdiction to, inter alia, interpret and enforce the terms and provisions of this Order and the Asset Purchase Agreement, and to adjudicate, if necessary, any alleged right, title, or property interest (including ownership claims) relating to the Assets and the proceeds thereof, as well as the extent, validity, perfection, and priority of any alleged liens, claims, encumbrances, judgments, charges and other interests relating to debtor and/or the Assets.

Based on the foregoing and after due deliberation this Court hereby ORDERS, ADJUDGES AND DECREES THAT:

1.         The Motion is granted and approved and the transactions described in the Asset Purchase Agreement are authorized and approved.

2.         Debtor is hereby authorized to sell the Assets to Organic upon the terms and conditions set forth in the Asset Purchase Agreement as modified by this Order and debtor’sexecution and delivery thereof is hereby approved.

3.         Debtor is authorized to assume and assign the Leases and Executory Contracts upon making payments set forth in Exhibit A attached hereto. Upon making such payments, all Leases and Executory Contracts will be considered current and not in default for any reason arising out of or relating to events occurring before the date this Order is entered or because of the assignment to Organic pursuant to the Asset Purchase Agreement.

4.         Debtor is authorized to take any and all actions necessary or appropriate to consummate the transactions described in the Asset Purchase Agreement.

5.         Debtor is hereby authorized to perform, consummate, and implement the Asset Purchase Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Asset Purchase Agreement, and to take any and all further actions and pay any and all reasonable costs, expenses and other amounts, to the extent approved by the court, from the proceeds of the sale, as may be necessary or appropriate to the performance of its obligations as contemplated by the Asset Purchase Agreement or this Order.

6.         Debtor is authorized to close the transactions described in the Asset Purchase Agreement in accordance with the terms of the Asset Purchase Agreement following the entry of this Order.

7.         Pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, upon Closing, the Assets shall be transferred, sold and delivered to Organic free and clear of all Liens pursuant to the express terms of the Asset Purchase Agreement.

8.         All Liens shall attach to the net proceeds of the sale in the order of their priority, with the same validity, force and effect which they now have as against the Purchased Assets, subject to the rights, claims, defenses and objections, if any, of debtor and all interested parties with respect to such Liens.

9.         The terms and provisions of the Asset Purchase Agreement, and all collateral documents, together with the terms and provisions of this Order, shall be binding in all respects upon debtor, its estate, its creditors, and all parties in interest, including any and all successors and assigns (including, without limitation, any trustee appointed under the Bankruptcy Code).

10.       All entities holding Liens including, without limitation, vendors, suppliers and employees, be, and they hereby are, enjoined and/or barred from asserting such Liens against

Organic and/or the Purchased Assets, and all entities holding Liens of any kind and nature are ordered to release the Purchased Assets to Organic and to assert their Liens against the proceeds received from the sale.

11.       This Order is and shall be effective as a determination that, (a) upon Closing, all Liens existing as to the Assets have been and hereby are adjudged and declared to be unconditionally released as to the Assets, (b) the conveyances described herein have been made free and clear of all such Liens, which Liens shall attach to the proceeds of the sale to the same extent and with the same priority as they attached to the Assets, and (c) Organic shall take the Purchased Assets free and clear of any successor liability.

12.       This Order shall be binding upon and govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Purchased Assets.

13.       The granting of the overbid rights set forth in Section 1.12 of the Asset Purchase Agreement is apporved.

14.       If any person or entity that has filed statements or other documents or agreements evidencing Liens on, or interests in, the Assets shall not have delivered to debtor prior to Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of liens and easements, and any other documents necessary for the purpose of documenting the release of all Liens that the person or entity has or may assert with respect to the Purchased Assets, debtor is hereby authorized to execute and file such statements, instruments, releases, and other documents on behalf of the person or entity with respect to the Purchased Assets.

15.       Debtor is hereby authorized (a) to take such corporate action as may be necessary to implement the provisions of the Asset Purchase Agreement, and any other document at executed by debtor in connection therewith and (b) to execute and file any necessary document with any appropriate secretary of state. This Order shall constitute all approvals and consents, if any, required by the laws of any state necessary to file, record, and accept such documents.

16.       Nothing contained in any plan of reorganization (or liquidation) confirmed in debtor’s chapter 11 cases, any order of confirmation confirming any plan of reorganization (or liquidation), or any other order of any type or kind entered in debtor’s chapter 11 cases or any related proceeding shall conflict with or derogate from the provisions of the Asset Purchase Agreement or the terms of this Order.

17.       Debtor is authorized to execute, acknowledge, and deliver such deeds, assignments, conveyances, bills of sale and other assurances, documents, and instruments of transfer and to take such other actions as may be reasonably necessary to perform the terms and provisions of the Asset Purchase Agreement, and all other agreements related thereto, and debtor shall take any other action that reasonably may be requested by Organic for the purpose of assigning, transferring, granting, conveying, and confirming to Organic or reducing to possession any or all of the Purchased Assets.

18.       The Court retains jurisdiction, even after the closing of debtor’s chapter 11 cases, to do the following:

(a)       interpret, implement, and enforce the terms and provisions of this Order, the Asset Purchase Agreement, and any related agreement in connection therewith;

(b)       resolve any disputes arising under or related to the Asset Purchase Agreement, the transactions described therein, or Organic’s peaceful use and enjoyment of the Purchased Assets, whether or not a plan of reorganization has been confirmed in debtor’s chapter 11 case and irrespective of the provisions of any such plan or order confirming any such plan;

(c)       adjudicate any and all issues and/or disputes relating to debtor’s right, title, or interest in the Purchased Assets and the proceeds thereof, the Motion, or the Asset Purchase Agreement; and

(d)       protect Organic, or any of the Purchased Assets, against any Liens.

19.       The failure specifically to include any particular provision of the Asset Purchase Agreement in this Order shall not diminish or impair the efficacy of such provisions, it being the intent of the Court that the Asset Purchase Agreement and each and every provision, term, and condition thereof be authorized and approved in its entirety.

20.       The ten-day automatic stay period under Bankruptcy Rules 6004(g) and 6006(d) is hereby waived.

21.       This Order shall be effective and enforceable immediately upon entry and its provisions shall be self-executing. This Order is a final Order, and in accordance with Bankruptcy Rule 8001(a), the time to file a notice of appeal shall commence from date of entry.

DONE IN OPEN COURT this        day of April, 2005.

Honorable Philip H. Brandt
United States Bankruptcy Judge
Presented by:

EXHIBIT C

SECURED NON-NEGOTIABLE CONVERTIBLE PROMISSORY NOTE

THIS NOTE AND THE SHARES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE PAYOR THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

$600,000	[April 14, 2005]

ORGANIC HOLDING COMPANY, INC.
SECURED NON-NEGOTIABLE CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ORGANIC HOLDING COMPANY, INC, a Delaware corporation (the “Company”) promises to pay to BRIAZZ, INC. (“Holder”), the principal amount of $600,000.001. Interest shall accrue at the rate of seven and three quarters percent (7.75%) per annum compounded quarterly commencing on the date hereof, and shall be payable quarterly on [July 14, October 14, January 14, and April 14] of each year while this Note is outstanding, commencing on [July 14, 2005]. Unless earlier converted as provided below, the entire unpaid balance of principal and all accrued and unpaid interest shall be due and payable on [April 14, 2010] (the “Maturity Date”). Payment of principal and interest hereunder shall be made by check delivered to the Holder at the address furnished to the Company for that purpose. The repayment of this Note is secured by that certain Security Agreement of even date.

This Note may be converted, in whole or in part at any time before [April 14, 2006] by written notice by the Holder to the Company. The number of shares of the Company’s Series A Preferred Stock that shall be issued to the Holder equals the amount of the Note which is converted divided by 1.2987.

In the event that before April 14, 2006 there is either (a) a Corporate Transaction (as hereinafter defined) or (b) an Initial Public Offering (as hereinafter defined), the Company will

(1) Once the claims of the 11 holders of Briazz secured notes have been finally determined in the Briazz Chapter 11 Bankruptcy case, United States Bankruptcy Court for the Western District of Washington, at Seattle, case no. 04-17701-PHB, this Note shall be cancelled and returned to the Company. In return the Company shall, subject to Section 2.2(b) of the Asset Purchase Agreement between the Company and Briazz, Inc., issue new Secured Non-Negotiable Convertible Promissory Notes, with the same conditions and terms as this Note, except for holder and amount. The amount of the new Secured Non-Negotiable Convertible Promissory Notes shall be derived by multiplying the percentage that the new holder’s approved secured claim bears to the total of all such approved secured claims by $600,000. The new notes shall be secured by the Security Agreement described in the body of this Note.

1

provide the Holder with written notice of such Corporate Transaction or an Initial Public Offering and an opportunity to exercise the Holder’s conversion rights. For purposes of this paragraph:

(1)       a “Corporate Transaction” shall mean (A) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets, (B) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity), or (D) a liquidation, dissolution or winding up of the Company; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction. Notwithstanding the prior sentence, the sale of shares of Series A Preferred Stock in a financing transaction shall not be deemed a “Liquidation Event;” and

(2)       an “Initial Public Offering” shall mean the closing of the issuance and sale of Common Stock of the Company in the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

If the Holder does not make the election described above within ten (10) days after the Holder’s receipt of notice of the Corporate Transaction or Initial Public Offering from the Company, then the Holder’s conversion rights will terminate.

As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder of this Note, upon surrender of this Note, a certificate or certificates for the number of full shares of equity securities issuable upon such conversion.

All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal.

The Company reserves the right to prepay this Note in whole or in part at any time or from time to time after [April 14, 2006] upon not less than ten (10) days’ prior written notice to Holder, without penalty or additional fees.

The Company hereby waives presentment, demand for payment, notice of dishonor and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

The Company agrees to pay the Holder’s reasonable costs in collecting and enforcing this Note, including reasonable attorneys’ fees.

2

This Note shall be construed in accordance with the laws of the State of Washington as applied to contracts entered into by Washington residents within the State of Washington, which contracts are to be performed entirely within the State of Washington. The terms of this Note, (including, without limitation, the Maturity Date, the rate of interest, and the conversion features) may be waived or modified only in writing, signed by the Holder.

ORGANIC HOLDING COMPANY, INC., a Delaware corporation

By:
Jason Brown, President and Chief
Executive Officer

3

EXHIBIT D

SECURITY AGREEMENT

SECURITY AGREEMENT

This Security Agreement is entered into effective the           day of April, 2005, between Organic Holding Company, Inc., a Delaware corporation (“Debtor”) and Briazz Inc., a Washington corporation (“Creditor”).

1.            Grant of Security Interest. Debtor hereby grants, assigns, transfers, pledges and conveys to Creditor and its successors and assigns, a first priority security interest in all of Debtor’s rights, title and interest in and to those certain assets acquired by Debtor from Creditor pursuant to that certain Asset Purchase Agreement between Debtor and Creditor dated April        , 2005, (the “Asset Purchase Agreement”) as follows;

(a)          All inventory, furniture, fixtures, equipment, Leases and Executory Contracts, leasehold improvements, lease deposits, owned vehicles and telephone numbers used in connection with (i) all store locations in the State of Washington acquired by Debtor from Creditor pursuant to the Asset Purchase Agreement and (ii) all store locations in Los Angeles County and Orange County, California acquired by Debtor from Creditor pursuant to the Asset Purchase Agreement;

(b)          All Assets, both tangible and intangible, constituting the catering business acquired by Debtor from Creditor pursuant to the Asset Purchase Agreement including but not limited to the catering contracts with the University of Washington, Starbucks, and Verizon;

(c)          The registered trade name “Briazz” and all associated goodwill and registered trademarks, service marks, trade dress, and logos (provided that Debtor has granted Creditor a transferable, perpetual license to use the trade name “Briazz” in the San Francisco Bay Area subject to standard terms and conditions, pursuant to the license agreement);

(d)          The URL www.Briazz.com and all licenses, permits and contracts related thereto; and

(e)          All restaurant and food storage or preparation equipment in storage as of the effective date of the Asset Purchase Agreement and acquired by Debtor from Creditor pursuant to the Asset Purchase Agreement.

(f)           All substitutes and replacements for (but not additions, accessions or attachments to) the collateral described in this paragraph 1.

2.            Obligation. This Security Agreement is given to secure the payment and performance of any and all obligations of Debtor to Creditor (“Obligations”) under that certain Secured Non-Negotiable Convertible Promissory Note dated April       , 2005, in the principal

1

amount of $600,000 (the “Note”) and the performance by Debtor of its obligations under this Security Agreement.

3.            Ownership and Liens. Debtor owns the Collateral, and the same is free and clear of all security interests and encumbrances of every nature. Debtor shall not create nor permit the existence of any lien or security interest on the Collateral, or sell, transfer, pledge, assign or otherwise convey the Collateral, or any rights or interest therein, without the prior written consent of Creditor, which written consent Creditor may grant or not grant in its sole and subjective discretion. Notwithstanding anything to the contrary in this Security Agreement, Debtor can sell perishable inventory in the ordinary course of business without accounting for the proceeds.

4.            Taxes. Debtor shall pay before delinquency all taxes or other governmental charges that are or may become a lien or charge on the Collateral.

5.            Insurance. Debtor shall keep the Collateral continuously insured against fire, theft and other hazards, in an amount equal to the full insurable value thereof or to all sums secured hereby, with a loss-payable clause in favor of Creditor. In the event of loss, Creditor shall have full power to collect any and all insurance upon the Collateral, and to apply the same at its option to any obligation secured hereby, whether or not matured. Creditor shall have no liability whatsoever for any loss that may occur by reason of the omission or lack of coverage of any such insurance.

6.            Default. Any of the following is an event of default under this Agreement:

(a)          Any failure by Debtor to timely perform its obligations to Creditor within 10 days after notice of default;

(b)          Falsity of any warranty or representation by Debtor herein;

(c)          Commencement of voluntary or involuntary bankruptcy, receivership or insolvency proceedings by or against, or the insolvency or business failure of, Debtor;

(d)          Failure by Debtor to pay its debts as they become due; or

(f)           The sale, assignment, transfer, pledge or conveyance of any kind whatsoever of any of the Collateral without Creditor’s prior written consent.

7.            Remedies: In the event of a default under this Security Agreement, all sums and obligations (whether contingent or uncontingent, liquidated or unliquidated) due or to become due shall become immediately become due and payable at Creditor’s option without notice to Debtor, and Creditor may proceed to enforce payment of same and have all rights and remedies available under any applicable law, including the Washington Uniform Commercial Code, RCW 62A, in force as of the date hereof. Without limiting the generality of the foregoing, Creditor shall have any or all of the following rights and remedies:

2

(a)          At Creditor’s request, Debtor shall assemble the Collateral and make it available to Creditor at a place Creditor designates which is reasonably convenient to both parties;

(b)          Debtor agrees to put Creditor into immediate possession of the Collateral upon demand;

(c)          All payments received by Debtor under or in connection with any of the Collateral shall, at Creditor’s election, be deposited in a segregated FDIC-insured bank account in trust for the sole benefit of Creditor, or immediately upon receipt by Debtor or Creditor, turned over to Creditor, in the same form as received (duly endorsed in favor of Creditor if and as required in its discretion);

(d)          Creditor is authorized, without notice, demand or legal proceedings, to enter any premises where the Collateral is situated and take possession of, keep, store or remove any of the Collateral, and remain, or cause a custodian of its choice to remain, on the premises in exclusive control thereof without charge so long as Creditor deems it reasonably necessary to complete the enforcement of its rights hereunder;

(e)          Demand payment of, and collect, any accounts comprising Collateral and, in connection therewith, Debtor irrevocably authorizes Creditor to endorse or sign Debtor’s name, as pertinent, on all collections, receipts, instruments and other documents as required in its discretion;

(f)           Debtor shall pay on demand all expenses actually incurred by Creditor in protecting, realizing upon, repossessing, and selling the Collateral, or in interpreting or enforcing its rights hereunder, including Creditor’s court costs and actual attorneys’ fees incurred in both trial and appellate courts (including all fees and costs incurred in any bankruptcy court hearings of any kind whatsoever, including relief from stay proceedings, disclosure statement and plan confirmation proceedings, nondischargeability proceedings, claim objection proceedings, adversary proceedings, and investigating, preparing and filing proofs of claims), or fees or costs incurred without suit. The covenant to pay the sums as provided in this subparagraph 7(f) shall be secured by this Security Agreement.

8.            Tax Indemnification.  Debtor agrees to pay, and to defend, save and hold Creditor harmless from and against any and all liabilities with respect to, or resulting from any delay in paying any excise, sales or other taxes which be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

9.            Notice.  All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given upon receipt if it is sent by facsimile or reputable express courier, and addressed or otherwise sent to the intended recipient as set forth below:

(f)           If to the Creditor;

Briazz Inc.

3

3901 Seventh Avenue,
Suite 200 Seattle,
Washington 98108
Attention: Bill Zang
Fax: (206) 467-1970

with a copy to:

Cynthia A. Kuno
Crocker Kuno Ostrovsky, LLC
720 Olive Way, Suite 1000
Seattle, Washington 98101
Fax: (206) 624-9894

(g)       If to the Debtor:

Organic Holding Company
5610 E. Lake Sammamish Parkway SE, Suite A
Issaquah, Washington 98029
Attention: Jason Brown
Fax: (425) 837-9622

with a copy to:

Carr, McClellan, Ingersoll, Thompson & Horn
216 Park Road
Burlingame, California 94010
Attention: Ed Willig
Fax: (650) 373-3388

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address or facsimile number set forth above using any other means (including personal delivery, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address or facsimile number to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

10.              Miscellaneous.

(a)          Waiver. This Security Agreement shall not be qualified or supplemented by course of dealing. No waiver or modification by Creditor of any of the terms or conditions hereof shall be effective unless in writing signed by Creditor. No waiver nor indulgence by Creditor as to any required performance by Debtor shall constitute a waiver as to any subsequent required performance or other obligations of Debtor hereunder.

(b)          Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective legal representatives, successors and assigns of the parties hereto.

4

(c)          Construction. This Agreement is being executed and delivered and is intended to be performed in the State of Washington, and shall be construed and enforced in accordance with the laws of that state.

(d)          Venue. The parties agree the venue of any suit or action between the parties will be in the Superior Court for King County, Seattle, Washington.

(e)          Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

(f)           Counterparts; Facsimile Copies. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies hereof may be executed as counterpart originals.

(g)          Definitions. Capitalized terms not otherwise defined herein shall have the meaning given them in the Asset Purchase Agreement.

(h)          Assignment of Secured Convertible Note. Creditor may assign or otherwise transfer the Note or any interest therein or portion thereof to any of Creditor’s secured noteholders and such secured noteholders shall thereby be vested with all benefits granted to Creditor in this agreement.

SIGNED effective the          day of                                   , 2005.

DEBTOR:	CREDITOR:

ORGANIC HOLDING COMPANY, INC, a Delaware corporation	BRIAZZ INC., a Washington corporation

BY:	BY:

ITS:	ITS:

5

EXHIBIT E

SECURED NOTEHOLDER REPRESENTATION
AND ACKNOWLEDGEMENT LETTER

SECURED NOTEHOLDER REPRESENTATION
AND ACKNOWLEDGEMENT LETTER

                                        , 200

[Name and Address of Briazz, Inc. Secured Noteholder]

Dear Briazz, Inc. Secured Noteholder:

You have requested that Organic Holding Company, Inc. (the “Company”) issue you [a Non-Negotiable Convertible Promissory Note OR shares of the Company’s Series A Preferred Stock] (the “Securities”)in connection with your secured claims against Briazz, Inc. (“Briazz”). Pursuant to Section 2.2(b) of the Asset Purchase Agreement between the Company and Briazz, it is a condition to the issuance of such Securities that you (the “Security Holder”)read, execute and deliver this secured noteholder representation and acknowledgement letter (“Letter”)to the Company. The Company will rely on this Letter to confirm its compliance with both state and federal securities laws in connection with your acquisition of the Securities. The Security Holder acknowledges that the representations, warranties and acknowledgements below are binding on the Security Holder.

In connection with the issuance of the Securities to Security Holder and for other valuable consideration, the receipt of which is hereby acknowledged, the Security Holder hereby represents, warrants, acknowledges and agrees as follows:

(a)        The Security Holder acknowledges that if the Securities constitute a Non-Negotiable Convertible Promissory Note, the principal amount of such Note has been determined in accordance with Section 2.2(b) of the Asset Purchase Agreement between Briazz and the Company, after taking into account any payments made by the Company under the Non-Negotiable Convertible Promissory Note issued to Briazz from the date of the closing under such Asset Purchase Agreement to the date of the issuance of such Nonnegotiable Convertible Promissory Note to the Security Holder.

(b)       The Security Holder acknowledges that the Company has represented that the Non-Negotiable Convertible Promissory Note was issued to Briazz, and the Securities will be issued to the Security Holder, in transactions not involving a public offering and pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. The Security Holder is acquiring the Securities and will hold the Securities for investment for its account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(c)        The Security Holder acknowledges that the Company has represented that theSecurities have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Securities must be held indefinitely, unless they are subsequently registered under the Securities Act or the Security Holder obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Security Holder further acknowledges and understands that the Company has represented that the Company is under no obligation to register the Securities.

(d)       The Security Holder is aware of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Security Holder acknowledges and understands that the Company has represented that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(e)        The Security Holder will not sell, transfer or otherwise dispose of the Securities in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Security Holder agrees that it will not dispose of the Securities unless and until it has complied with all requirements of this Letter applicable to the disposition of Securities and it has provided the Company with written assurances, in substance and form satisfactory to the Company, that (i) the proposed disposition does not require registration of the Securities under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (ii) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Securities under state securities law.

(f)        The Security Holder is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(g)       The Security Holder has been informed by the Company that (i) the Company has incurred substantial losses since its organization and will require substantial funds to develop its business as contemplated in its business plan and (ii) the Security Holder’s investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Security Holder is able, without impairing its financial condition, to hold the Securities for an indefinite period and to suffer a complete loss of its investment in the Securities.

(h)       If the Security Holder is not a United States person, the Security Holder represents that the Security Holder is satisfied as to the full observance of the laws of the Security Holder’s jurisdiction in connection with any invitation to acquire the Securities, including (i) the legal requirements within the Security Holder’s jurisdiction for the acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale or transfer of the Securities. The Security Holder further represents that the Security Holder’s acquisition and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Security Holder’s jurisdiction.

(i)         The Security Holder authorizes the Company and its agents to place on each certificate representing the Securities, or any substitutions therefor, a legend stating that the Securities have not been registered under the Securities Act or any state securities law and setting forth the restrictions on transfer contained in this Letter, including the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS

2

AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

(j)         The Security Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering ofits shares of common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days after the closing of such public offering) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock of the Company or any securities convertible into or exercisable or exchangeable for common stock held immediately prior to the effectiveness of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise. The underwriters in connection with the Company’s initial public offering are intended third-party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Security Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s initial public offering that are consistent with this paragraph or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Securities (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. The Security Holder agrees that a legend which provides third parties with notice of the terms of this paragraph may be placed on all certificates representing all Securities.

(k)        The Security Holder has reviewed with the Security Holder’s own tax advisors the federal, state, local and foreign tax consequences of the terms of this Letter and the transactions contemplated hereby. The Security Holder understands that the Security Holder (and not the Company, its officers, directors, agents or affiliates, or other holders of securities of the Company) shall be responsible for the Security Holder’s own tax liability that may arise as a result of the terms of this Letter or the transactions contemplated hereby. The Security Holder has had the opportunity to consult with the Security Holder’s own counsel with respect to this Letter. The Security Holder has executed this Letter knowingly, voluntarily and of its own free will with the intent of being bound by it.

(l)         The Security Holder’s principal place of business is located in the state set forth opposite the Security Holder’s signature below.

The provisions of this Letter shall be governed by, and construed in accordance with, the laws of the State of Washington, as such laws are applied to contracts entered into and performed in such State. Except as otherwise expressly provided to the contrary, the provisions of this Letter shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Security Holder and the Security Holder’s distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Letter or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof. If one or more provisions of this Letter are held to be unenforceable under applicable law, such provision shall be excluded from this Letter and the balance of this Letter shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. This Letter may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

3

Please acknowledge your receipt of and agreement with the provisions of this Letter by signing, dating and filling in the state of your principal residence below, and returning the original signature page to me.

Very Truly Yours,

Organic Holding Company, Inc.

By:
Jason Brown Chief Executive Officer

I, the Security Holder, understand and agree to the
representations, warranties, acknowledgements and other
terms of this Letter:

Name of Security Holder (print):	State of Security Holder’s Principal Place of Business:

Signature:

Name and Title:

Date:

4

SCHEDULE 1.8
TO ASSET PURCHASE AGREEMENT

Schedule 1.8 to Asset Purchase Agreement Between Organic Holding Company, Inc. and Briazz, Inc.

1.          Leases:

All leases for Seller’s stores open as of April 1, 2005 in Seattle, Washington, Los Angeles and Orange County, California (the “Stores”), as follows:

Locations	Landlord

Seattle Area

1400 5th Avenue 601 Union Street, Suite 224A 1120 – 112th Avenue NE 3625 – 132nd Avenue SE, Suite 105	Harbor Properties Union Square Limited Partnership Bellevue Hines Development, LLC Bentall Newport Centre L.L.C.

Los Angeles 5757 Wilshire 350 S. Grand Avenue 555 W. 5th Street, Suite cc56 Orange County 695 Town Center Drive, Suite 140 5 Park Plaza, Suite 120 2030 Main Street	Museum Square Associates EOP – Two California Plaza LLC Maguire Partners – 555 West Fifth LLC One Town Center Associates The Irvine Company OTR Partnership

2.          Executory Contracts:

2.1.       All Executory Contracts for assets or rights used in connection with Seller’s operation of the Stores.

2.2.       All Executory Contracts related to the Seller’s catering business including but not limited to Seller’s catering contracts with the University of Washington, Starbucks, and Verizon.

2.3.       The Executory Contracts required for buyer to acquire the assets identified in Section 1.1(c) of the Asset Purchase Agreement.

2.4.       Executory Contracts related to the URL www.Briazz.com and all licenses, permits and contracts related thereto.

EXHIBIT 2

TO DECLARATION OF GEOFFREY GROSHONG

MEMORANDUM OF TERMS
SERIES A PREFERRED STOCK
OF
ORGANIC HOLDING COMPANY, INC.

December 2004 to April 2005

This memorandum summarizes the principal terms of the first-round venture capital financing of Organic Holding Company, Inc.

Offering Terms

Issuer:	Organic Holding Company, Inc., a Delaware corporation (the “Company”).

Securities to be Issued:	3,065,000 shares of Series A Preferred Stock (“Preferred Stock”).

Aggregate Proceeds:	Total anticipated proceeds:	$3,065,000

Price:	$1.00 per share.

Preferred Stock

Dividends:

Annual $0.05 per share (5%) dividend, payable when and if declared by the Board, and prior and in preference to any other dividends; dividends are not cumulative. For any other dividends or similar distributions, Preferred Stock participates with Common Stock on an as-converted basis.

Liquidation Preference:	First pay the original purchase price plus declared but unpaid dividends (if any) on each share of Preferred Stock. Balance of proceeds paid to the holders of Common Stock.

A sale of all or substantially all of the assets of the Company and a merger, reorganization or other transaction in which control of the Company is transferred will be treated as a liquidation (a “Liquidation Event”).

Redemption:	The Preferred Stock will not be redeemable.

Conversion:	The Preferred Stock is convertible into one share of Common

Stock (subject to antidilution adjustment) at any time at the option of the holder. Automatically converts into Common Stock upon (i) the election of the holders of a majority of the outstanding Preferred Stock, or (ii) the consummation of an underwritten public offering with a minimum price of $5.00 per share and aggregate proceeds in excess of $15,000,000.

Each share of Preferred Stock is convertible at the option of the holder into one or more shares of the next series of preferred stock (the “Next Series”) issued by the Company. Each share of Preferred Stock will initially be convertible into such number of shares of the Next Series as is determined by dividing the original issuance price of the Series A Preferred Stock ($1.00) by the purchase price per share of the Next Series, so that if for example each share of the Next Series is issued for $2.00 per share, each share of Preferred Stock will be convertible into one-half (1/2) of one share of the Next Series.

Antidilution Adjustments:	Conversion ratio shall be adjusted on a broad weighted average basis in the event of an issuance below the Preferred Stock price as adjusted, subject to standard exclusions.

Voting Rights:

Votes on an as-converted basis, but as long as 625,000 shares of Series A Preferred Stock are outstanding, Series A also has series vote as provided by law and on (i) the creation of any senior or pari passu security, (ii) the repurchase of Common Stock except for repurchases at cost upon termination of employment, (iii) any liquidation event, (iv) any increase in the number of authorized shares of Series A Preferred Stock, (v) any adverse change to the rights, preferences and privileges of the Preferred Stock, (vi) any amendment of the Company’s certificate of incorporation or bylaws, or (vii) any change in the size of the Company’s Board of Directors.

Amendment, waiver or termination of the right to convert into Common Stock or the Next Series requires the approval of each holder of Preferred Stock.

As long as 625,000 shares of Preferred Stock are outstanding, Holders of the Preferred Stock are entitled to elect 25% of the Company’s directors (rounded to the nearest whole number), and not less than one director.

2

Preferred Stock Purchase Agreement

Representations and Warranties:	Standard representations and warranties by the Company.

Investors’ Rights Agreement

Registration Rights:	The following rights will apply to Common Stock issued upon conversion of the Preferred Stock:

(a)         Beginning six (6) months after an initial public offering (“IPO”), two (2) demand registrations upon initiation by holders of at least 30% of the outstanding Preferred Stock for aggregate proceeds in excess of $10,000,000. Expenses paid by the Company.

(b)        Unlimited piggyback registration rights subject to pro rata cutback at the underwriter’s discretion. Founders shall have piggyback rights. Full cutback upon IPO; 30% minimum inclusion thereafter. Expenses paid by the Company.

(c) No more than two (2) S-3 Registrations in any 12-month period, each of at least $5,000,000, upon initiation by holders of 30% of the Preferred Stock. Expenses paid by the Company.

(d)        Other provisions will be contained in the Investors’ Rights Agreement with respect to registration rights, including cross indemnification, the Company’s ability to delay the filing of a demand registration for a period of at least 120 days, the agreement by purchasers of the Preferred Stock if requested by the underwriter in a public offering not to sell Common Stock that they hold for a period of 180 days following the effective date of the registration statement for such offering (subject to officers, directors and greater than 5% stockholders of the Company entering into similar agreements), the period of time in which the registration statement will be kept effective, underwriting arrangements and the like.

Registration rights terminate (i) 3 years after IPO or (ii) when all shares can be sold under Rule 144, whichever occurs first.

3

Right of First Offer for Subsequent Financings:

Until an IPO or a Liquidation Event, the Investors shall have a pro rata right, based on their percentage equity ownership of Common Stock, on a fully diluted basis, to participate in subsequent equity financings of the Company (subject to customary exclusions and the special right of first offer described in the following paragraph).

Certain holders of the Preferred Stock have a priority right to invest up to $900,000 in the Next Series.

Financial Information:

Subject to minimum holdings requirements, the Investors shall receive audited annual financial statements, unaudited monthly financial summaries, and annual budgets and business plans, and have standard inspection rights.

Board of Directors:	Board shall consist of 7 members. Board composition is presently Jason Brown, Dave Smith, Peter Meehan, Roy Bingham, Doug Lioon and Deborah Ciolfi.

Other Matters

Co-Sale Right and Right of First Refusal:

Until an IPO or control of the Company is transferred, each Investor will have the right to participate pro rata in transfers of any stock held by the Founders, and a right of first refusal on such transfers, subordinate to the Company’s right of first refusal. Any shares not subscribed for by an Investor may be reallocated pro rata among the other eligible investors. The right of first refusal and co-sale right will be subject to standard exceptions.

4

Interested Parties

Company:	Mr. Jason Brown Chief Executive Officer Organic Holding Company, Inc. 5610 East Lake Sammamish Parkway SE Issaquah, WA 98029 Phone: (425) 890-9183 e-mail: jbrown@organicholdingcompany.com

Counsel to the Company:

Edward J. Willig, Esq.
Carr, McClellan, Ingersoll, Thompson & Horn
Professional Corporation
216 Park Road
Burlingame, CA 94010
Phone: (650) 342-9600
Fax: (650) 342-7685
e-mail:ewillig@carr-mcclellan.com

5